Exhibit 10.45

Shanghai Zizhu Science-based Industrial Park Co., Ltd.

House Lease Contract

THIS HOUSE LEASE CONTRACT (“this Contract”) is made and entered into by the parties below in Shanghai, the People’s Republic of China:

Lessor (Party A): Shanghai Zizhu Science-based Industrial Park Co., Ltd.

Address: 4F, No.1 Building, No.555 Dongchuan Road, Shanghai

Legal representative: Xia Guang

Postal code: 200241

Tel.: 61212796

Fax: 61212799

Lessee (Party B): Shanghai Quan Toodou Network Science and Technology Co., Ltd.

Address: No.6 Building, No.20 North Chaling Road, Xuhui District, Shanghai

Legal representative: Zhang Xiaoyun

Postal code: 200032

Tel.: 021-51702355

Fax: 021-51702366

In accordance with the stipulations of the Contract Law of the People’s Republic of China and the Regulations of Shanghai Municipality on House Lease, Party A and Party B, on the basis of equality, free will, fairness and credulity and after negotiations, hereby enter into this Contract with respect to Party B leasing the Premises (as defined below) to Party A in accordance with law.

1. Representations and Warranties of both Parties

In addition to the matters provided herein, each of Party A and Party B represents and warrants that:

1.1 it has the legal qualification and the capacity for civil right and civil conduct to execute and perform this Contract, has a clear understanding of its own rights, obligations and responsibilities and agrees to fully comply with the provisions herein. If either party breaches this Contract, the other party shall have the right to claim pursuant to the provisions herein.

1.2 It is not bond by any contract with a third party or other matter that prevents the execution and performance of this Contract.

1.3 Party A warrants that the housing ownership certificate of the Premises leased by Party A is in compliance with the requirements for housing property right and housing property qualification regarding the procedures relating to the purpose of company registration, necessary license for operations of network enterprise and other lawful commercial purposes.

2. Information on the Premises

2.1 The house leased by Party A to Party B (hereinafter referred to as the “Premises”) is located at Room 01, 4F, No.3 Building, No.555 Dongchuan Road, Shanghai. The construction area of the Premises is 1067 square meters, subject to the survey report issued by Shanghai Minhang District Housing & Land Surveying and Mapping Center.

2.2 As the housing property owner of the Premises, Party A establishes the lease relationship with Party B. A mortgage has been created on the Premises.

2.3 Party A undertakes that the lease hereunder complies with legal requirements, Party A’s right to lease the Premises to Party B under this Agreement is free of any defect and Party B’s right to lease from Party A the Premises under this Agreement is not infringed by any third person.

3. Use of the Premises

3.1 Party B undertakes to Party A that the Premises will be used for office purpose. Party B is engaged in the economic activities within the scope specified in its industrial and commercial business license, and shall observe the regulations of the state and Shanghai Municipality on use of housing as well as the regulations of Shanghai Zizhu Science-based Industrial Park regarding industrial development, environmental protection and property management.

3.2 Party B warrants that within the lease period, without Party A’s written consent and the approval by relevant authority pursuant to regulations, it will not modify the use of the Premises as set forth in the foregoing paragraph.

4. Delivery Date and Lease Period

4.1 Both parties agree that Party A shall deliver the Premises to Party B no later than May 10, 2010. The lease period of the Premises shall be from May 10, 2010 to May 9, 2012.

4.2 Upon expiry of the lease period, Party A have the right to repossess the Premises and Party B shall return the Premises on time. If Party B intends to renew the lease of the Premises, Party B shall make a written request for renewal to Party A three months prior to the expiry of the lease period. Within 15 working days upon receiving the written request from Party B, Party A shall reply to Party B about whether or not to consent to such renewal. If Party A consents to such renewal, both parties will enter into a new house lease contract. Under the same conditions, Party B shall have the right of first refusal.

5. Rent and Property Management Fee

5.1 For the purpose of long-term friendly cooperation relationship between both parties, Party A will exempt Party B from the rent of the Premises for the period from May 10, 2010 to May 9, 2012.

5.2 The property management fee of the Premises is RMB10 per month and per square meter. The property management fee shall be paid every three months. Each payment is RMB32,010 (RMB thirty-two thousand and ten). Property management fee shall be paid from May 10, 2010.

5.3 The electricity fee of the central air-conditioning unit of the Premises (running time is from 8:00a.m. to 8:00p.m. every working day) shall be RMB 5 per month per square meter.

5.4 Within the lease period, Party A has the right to adjust the property management fee. Party A shall notify Party B in writing of the formal adjustment of the property management fee of the Premises 30 days in advance.

5.5 Rent and property management fee shall be prepaid every three months. Within 10 days before each paying day (note: the first paying day is the initial lease day agreed by Party A and Party B), Party B shall pay Party A the rent and property management fee for next three months by cash or account transfer.

5.6 If Party B fails to pay the rent and property management fee of the Premises within the time set forth herein, Party B shall, in addition to paying Party A the rent and property management fee for the delayed time, pay Party A the overdue fine of 1% per each delayed day of the overdue sum. If that failure continues for more than one month, Party A shall have the right to unilaterally terminate this Contract and repossess the Premises, and may forfeit the deposit paid by Party B as the indemnity for Party A. All the consequences arising therefrom shall be borne by Party B.

6. Terms of Payment

6.1 If Party B pays the rent and other expenses (calculated in RMB) in US dollar, the USD buying rate published by the bank on the paying day shall be applied as the exchange rate.

6.2 If Party B makes payment by check, payment date shall be determined as the day when Party A’s bank receives the payment.

6.3 If Party B directly deposits the cash into the bank account designated by Party A, payment day shall be determined as the receiving date marked by the bank on the transfer voucher (Party B shall handle settlement with Party A’s financial department by producing the bank receipt).

6.4 If Party B directly remits the funds into the bank account designated by Party A, payment shall be determined as the date when Party A’s bank receives the payment. If transfer remittance charges occur, such charges shall be paid by Party B.

7. Deposit and other Expenses for Enterprise Settlement

7.1 Party A and Party B agree that within 10 working days upon effectiveness of this Contract, Party B shall pay Party A a lease deposit of the Premises, which is two months’ rent, totaling RMB64,909. Party A shall issue a receipt to Party B after receiving the lease deposit.

7.2 Within the lease period, Party B shall not offset the rent of the Premises by the deposit of the Premises. Upon expiry of the lease period, except for the circumstances as specified in Article 12.2, within 15 working days after Party B delivers the payment of relevant costs and completes the handover procedures of the Premises with the property management company, the deposit paid by Party B shall be refunded without interest. If Party B fails to deliver the payment of relevant expenses, Party B shall have the right to deduct them from the deposit and the balance will be refunded to Party B without interest.

7.3 If Party B violates this Contract, thus resulting in losses to Party A, Party A may take the deposit to offset the actual losses and the reasonable expenses relating to such loss. Party A shall have the right to recover the insufficient portion.

7.4 Throughout the lease term, the unit price of electricity fee borne by Party B shall be RMB1.196 per Kwh. If the power utility department adjusts the price, electricity fee will be charged at the adjusted price.

8. Taxes

8.1 Both parties shall pay their respective taxes payable related to this Contract.

8.2 Party A shall pay contract stamp duty, business tax, income tax and other taxes payable by Party A.

8.3 Party B shall pay contract stamp duty and other taxes payable by Party B pursuant to government regulations.

9. Delivery of the Premises

9.1 After both parties sign this Contract and Party B has paid the deposit and other relevant expenses, Party A shall deliver the Premises to Party B at the agreed time and handle the handover procedures.

9.2 Both parties shall inspect the Premises on the delivery date of the Premises. Party B shall obtain the key from the property management company designated by Party A and sign the corresponding receipt. When Party B obtains the key of the Premises and signs the receipt, Party A shall be deemed as having duly delivered the Premises.

10. Responsibilities of both parties

10. 1 Party A shall guarantee the normal use and regular repair and maintenance of the Premises.

10. 2 Party A shall pay the relevant taxes payable in connection with the Premises and handle necessary procedures.

10. 3 Party A may enter the Premises leased by Party B to perform necessary installation, equipment repair, etc. upon prior notice to Party B and at the agreed time.

10.4 If Party A cannot provide Party B with the housing ownership certificate of the Premises, Party A’s business license or other documents, or if those provided cannot satisfy the requirements in Article 1.3, then Party B shall have the right to suspend paying the rent of the Premises or to terminate this Contract. Party A shall be liable for any direct loss suffered by Party B as a result of such nonconformity of documents.

10.5 Party B must comply with the national laws and regulations, and operate its business in a lawful manner and assist in the work on fire prevention, theft prevention and environmental sanitation.

10.6 Within the lease period, when natural damage occur to the Premises and its equipment and facilities, Party B shall timely notify Party A or property management company to assign personnel to repair. Party A shall, at its expense, conduct repairs within the reasonable time. If the Premises, equipment and facilities are damaged for any cause attributable to Party B, Party B shall timely make repairs or compensate losses within the lease period.

10.7 Upon expiry of the lease term or upon premature termination of this Contract, Party B shall return to Party A’s property management company the Premises, together with all the auxiliary devices and attachments which are renovated by Party B at its cost, in a leasable and useable condition. If Party B damages the Premises or Party A’s furnishings and attachments, Party B shall compensate the direct economic losses incurred by Party A.

10.8 Upon expiration of the term of this Contract, if Party B delays the return of the Premises without Party A’s written consent, then Party B shall pay Party A a penalty of twice the daily rent per delayed day and bear Party A’s economic losses arising as a result thereof.

10.9 If Party A consented in writing that Party B may renovate the Premises again, Party B shall perform renovation in full accordance with Party A’s requirements and shall not cause any personal or property injury to Party A or other tenant. Otherwise, Party B shall bear all the responsibilities arising as a result thereof.

10.10 If Party B modifies the Premises with Party A’s written consent, Party B shall, upon expiry of the settlement term or premature termination of this Contract, restore the Premises to the conditions at of the beginning of the settlement term, except with Party A’s approval.

10.11 Party A will provide Party B with the corresponding property management according to the standard as stated in the lease handbook.

11. Repair of the Premises

11.1 Within the lease period, Party A shall guarantee the safe use of the Premises. Party B shall protect and make reasonable use of the Premises and its auxiliary facilities. If the Premises or facilities are damaged as a result of the inappropriate use of Party B, Party B shall promptly repair or compensate for losses. If Party A breaches the safety maintenance obligations for the Premises and resulting in injury to Party B’s personnel and property, Party A shall bear the actual direct economic compensation liability.

11.2 Except for the existing renovations and facilities of the Premises, if Party B needs to renovate again or modify the existing facilities, Party B shall obtain the prior written consent from Party A. If regulations stipulate that Party B shall handle application procedures with relevant department (including the property management company of the Premises), the renovation shall be carried out only after relevant procedures are completed. Upon expiry of lease period, if original written provisions set forth that the Premises shall be restored to its original conditions, Party B shall be liable for such restoration work. When Party B removes the added equipment, the structure of the Premises shall not be damaged. Surrender procedures shall be handled only after the Premises are inspected and accepted by Party A.

11.3 If Party A repairs the Premises and its auxiliary facilities, Party A shall give 30 days prior written notice to Party B and Party B shall actively cooperate. If Party B hinders the the house owner from making repairs, Party B shall be solely liable for all the consequences arising as a result thereof. The repair by Party A upon the Premises and its auxiliary facilities shall not hinder Party B from normal use of the Premises, otherwise Party A shall be liable for the direct economic losses thus incurred by Party B.

11.4 If force majeure results in the damage of the Premises or loss to Party B, neither party shall be held liable to the other party.

12. Modification and Termination of Contract

12.1, Party A or Party B may, for special reasons, modify or prematurely terminate this Contract after negotiations, but the modifying or prematurely terminating party shall notify the other party in writing 60 days in advance. If either party suffers losses as a result of such modification or termination, the breaching party shall be liable for compensation.

12.2 Under any of the following circumstances, Party A shall have the right to, at any time, terminate this Contract and forfeit Party B’s deposit. If the deposit cannot cover Party A’s losses, Party B shall be responsible to cover the compensation:

12. 2. 1 Party B fails to pay the rent and other related expenses on time and such delay exceeds 30 days;

12.2.2 Without consent, Party B sublets the Premises, assigns the leasing or exchanges the Premises for the house leased by another person or uses the Premises with another person;

12. 2. 3 Party B engages in illegal activities within the Premises;

12.2.4 Without Party A’s written consent, Party B changes the usage purpose of the Premises, thus resulting in the damage of the principal structure of the Premises or other serious damage;

12.2.5 Within the lease period, Party B surrenders the lease prematurely;

12.2.6 Party B infringes the neighboring right of other neighboring tenant and after mediation, Party B fails to stop such infringement;

12.3 Each party may terminate this Contract upon written notice to other party, settlement of relevant expenses and refunding of deposit, and neither party shall be liable to the other party if:

12.3.1 The land use right within the scope of the Premises is taken back prematurely in accordance with law;

12.3.2 The Premises are requisitioned in accordance with law for the benefit of social public;

12.3.3 The Premises are lawfully listed within the scope of permitted housing relocation subject to to city construction plans;

12.3.4 The Premises are damaged, destroyed or appraised as dangerous house;

12. 3.5 Party A has informed Party B that the Premises have been mortgaged prior to lease and are now being disposed of.

13. Miscellaneous

13.1 As of the Premises hereunder, Party A shall be responsible for collecting the rent and property management fee from the settled enterprise and Party B shall have no objection thereto.

13.2 Party A shall serve any document or notice to Party B pursuant to this Contract by mailing, fax, hand delivery or otherwise to Party B’s address set forth herein or any other address notified by Party B in writing. Such document or notice shall be deemed as delivered to Party B 3 days after mailing.

13.3 If Party B renovates the Premises by itself, Party B hereby undertakes that renovations of the Premises will comply with the requirements of national fire protection laws and regulations. Otherwise, all the responsibilities arising as a result thereof will be borne by Party B. If any fire safety problem causes losses to Party A or any other third party, Party B will be liable for full compensation. Subject to laws and regulations, Party A will assist Party B in handling relevant acceptance procedures on fire protection.

13.4 All the provisions herein shall only be governed by the applicable laws, regulations and rules of the People’s Republic of China and Shanghai Municipality, and the laws, regulations and rules of other countries or regions shall not be applicable.

13.5 This Contract is originally written in Chinese language.

13.6 In case of anything not covered herein, both parties may enter into supplementary provisions after negotiations.

13.7 The location drawing of the Premises, copy of housing ownership certificate of the Premises, copies of the business licenses of both parties and so on are integral part of this Contract and, together with this Contract, constitute the entire contract between both parties with respect to Party B leasing the Premises.

13.8 This Contract shall become effective as of the date when it is executed and sealed by the legal representatives or authorized representatives of both parties.

13.9 Any dispute arising from or in connection with this Contract shall be resolved by both parties by friendly consultation. In the event that no resolution are reached, either part may file a lawsuit before the court in the place where the Premises are located.

13.10 This Contract is executed in quadruplicate, with each party hereto retaining two copies, and all the copies shall have the same legal effect.

Party A: Shanghai Zizhu Science-based Industrial Park Co., Ltd.

[seal: Shanghai Zizhu Science-based Industrial Park Co., Ltd.]

Legal representative (or authorized representative)

Signature & seal: /s/ Wang Junhua

Date: May 14, 2010

Party B: Shanghai Quan Toodou Network Science and Technology Co., Ltd.

Legal representative (or authorized representative)

Signature & seal: /s/ Gary Wei Wang

Date: